Exhibit 99.1
VOLCANO REPORTS 35 PERCENT INCREASE IN QUARTERLY REVENUES; IVUS DISPOSABLE REVENUES INCREASE 46 PERCENT
     (SAN DIEGO, CA), February 12, 2008—Volcano Corporation (NASDAQ: VOLC), a leading provider of intravascular ultrasound (IVUS) and functional measurement (FM) products designed to enhance the diagnosis and treatment of coronary and peripheral vascular disease, today reported results for the fourth quarter and full year 2007.
     For the quarter ended December 31, 2007, Volcano reported revenues of $40.0 million, a record quarter for the company, and a 35 percent increase over revenues of $29.5 million in the same period a year ago. Revenues for all of 2007 were $130.6 million, a 27 percent increase over revenues of $103.0 million in fiscal 2006.
     For the fourth quarter of 2007, the company reported a net loss on a GAAP basis of $23.7 million, or $0.53 per share. Included in these results is a $26.2 million charge related to in-process research and development incurred with the company’s acquisition of CardioSpectra, Inc., which occurred in December 2007. Excluding this charge, the company would have had net income of $2.4 million, or $0.05 per diluted share. Volcano reported net income on a GAAP basis of $1.4 million, or $0.04 per diluted share, in the fourth quarter of 2006.
     Excluding the one-time charge related to the CardioSpectra acquisition and stock-based compensation expense of $2.0 million, the company reported net income of $4.4 million, or $0.09 per diluted share, in the fourth quarter of 2007. Excluding stock-based compensation expense of $901,000, the company reported net income of $2.3 million, or $0.06 per diluted share, in the fourth quarter of 2006, or an increase of 90 percent.
     Weighted average diluted shares in the quarter were 47.8 million versus 38.2 million a year ago, reflecting the impact of the company’s public offering of common stock that was completed in October 2007. The company ended 2007 with $189.1 million in cash, cash equivalents and short-term available-for-sale investments. This compares with $95.5 million at the end of 2006. The difference between the two periods reflects the net proceeds of $122.8 million from the company’s stock offering in October 2007, and the $25.2 million cash payment related to the CardioSpectra acquisition in December 2007.
     “Volcano has continued to demonstrate very strong revenue growth throughout 2007, driven by our growing installed base of IVUS consoles and increased IVUS disposable revenues. Total IVUS console placements in 2007 were 597, an increase of 48 percent versus 404 IVUS console placements in 2006. IVUS disposable revenues in the quarter increased 46 percent versus the same quarter a year ago, including a 28 percent increase in the U.S.,” noted Scott Huennekens, president and chief executive officer of Volcano.
     “This growth in our IVUS business occurred despite a sluggish global PCI market. We believe the ease of use and integration provided by our s5 family of consoles, along with a growing volume of data demonstrating the value of IVUS in stenting procedures, is driving our increased market presence in the IVUS arena,” he added. “We are encouraged by what appear to be recent favorable trends in stenting procedures and believe this will further the growth of our IVUS offerings,” he continued.
     Last week, the company announced it received 510(k) clearance and a CE Mark for its Revolution rotational IVUS catheter and functional flow reserve (FFR) technology on its s5 family of IVUS consoles, enabling the commercial launch of these offerings in the United States and Europe. The company also expects to have regulatory approval for the Rotational catheter on new s5 consoles in Japan by the second quarter. The company has also recently announced three new partnership agreements. The first is with Cordis Europe that will enable Cordis to offer their customers Volcano IVUS for use in Cypher drug-eluting stent procedures. The second was a marketing agreement with Siemens in Japan under which Siemens will begin selling their Artis and angio systems with the s5i IVUS console. In addition, the company announced a collaboration with General Electric in Japan that will enable GE to offer its INNOVA angiographic systems with Volcano’s s5i integrated IVUS technology.

     “We are also excited about the potential of our CardioSpectra acquisition and its Optical Coherence Tomography (OCT) technology as a complement to our IVUS offerings. Our product development program for this technology is on track and we hope to have our first offering in this area available for launch in the United States and Europe next year,” Huennekens said.
     “We continue to implement both market development and clinical strategies that we expect to not only broaden the use of IVUS, but also increase our share of the IVUS market,” Huennekens said. “Our growth strategy for the year has several key elements, including the launch of our Revolution catheter and FFR on s5 platforms and our console placement programs. We will also continue to capitalize on our partnerships with industry leaders and expand our direct sales force and marketing efforts. Additionally, we are launching two significant clinical trials to augment our already active clinical efforts. Finally, we will explore potential strategic opportunities that can enhance our technology offerings and drive revenue growth. We look forward to a very exciting and successful 2008,” he concluded.
     For the full year 2007, Volcano reported a net loss of $26.6 million, or $0.66 per share. This compares with a net loss of $8.6 million, or $0.41 per share, in 2006. Included in the results for 2006 is a write-off of $1.2 million, or $0.06 per share, related to deferred debt issuance costs as a result of the company’s initial public offering. Excluding the in-process research and development charge of $26.2 million and stock-based compensation expense of $6.7 million, Volcano reported net income of $6.3 million, or $0.15 per diluted share, for 2007. Excluding stock-based compensation expense of $3.2 million, and the write-off of $1.2 million, the company reported a net loss of $4.2 million, or $0.20 per share, in 2006—a net improvement of $10.5 million.
Guidance for 2008
     The company said it expects 2008 revenues will be in the range of approximately $158-$162 million, an increase of approximately 21-24 percent over 2007. Gross margin for 2008 is expected to be in the range of 60-61 percent, although the company expects to exit 2008 with margins in the range of 63-64 percent. Operating expenses, including stock-based compensation expense and approximately $3.1 million of intangible amortization, are expected to be 64-65 percent of revenues.
     On a GAAP basis, the company expects to report a net loss of approximately $0.02-$0.04 per share, although Volcano expects to begin being profitable on a GAAP basis in the fourth quarter. Excluding stock-based compensation expense of approximately $10.2 million, Volcano expects to report net income of $0.16 to $0.18 per diluted share. Weighted average shares outstanding in 2008 are expected to be approximately 47.4 million basic shares and 50.1 million shares on a diluted basis.
Conference Call
     The company will hold a conference call at 2 p.m., Pacific Standard Time, (5 p.m., Eastern Standard Time) today. The teleconference can be accessed by calling (719) 325-4886, passcode 2432162, or via the company’s website at http://www.volcanocorp.com. Please dial in or access the website 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available until February 19 at (719) 457-0820, passcode 2432162, and via the company’s website.
Volcano Corporation
     Volcano Corporation (NASDAQ: VOLC) offers a broad suite of devices designed to facilitate endovascular procedures, enhance the diagnosis of vascular diseases and guide optimal therapies. The company’s intravascular ultrasound (IVUS) product line includes ultrasound consoles that can be integrated directly into virtually any modern cath lab. Volcano IVUS offers unique features, including both single-use phased array and rotational IVUS imaging catheters, and advanced functionality options, such as VH™ IVUS tissue characterization and ChromaFlo®. Volcano also provides functional measurement (FM) consoles and single-use pressure and flow guide wires. Currently, more than 3,200 Volcano IVUS and FM systems are installed worldwide, with approximately half of its revenues coming from outside the United States. For more information, visit the company’s website at http://www.volcanocorp.com.

Use of Non-GAAP Financial Measures
     This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items should be excluded when comparing our current operating results with those of prior periods as the write-off of deferred debt issuance costs, which resulted from the repayment of certain debt in connection with our initial public offering, will not impact future operating results, stock-based compensation is a non-cash expense, and in-process research and development relates to the costs associated with the December 2007 acquisition of CardioSpectra, Inc. In addition, our management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning. Investors should note that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this news release regarding Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding the company’s financial guidance for 2008, regulatory approvals and the impact of obtaining regulatory approvals, market adoption of the company’s technology, the impact of clinical and other technical data, the safety and efficacy of the company’s products, the success and timing of product development and clinical trial programs, growth strategies and market development and products sales and use and merger and acquisition activities. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.
Contact Information:
John Dahldorf
Chief Financial Officer
Volcano Corporation
(916) 638-8008
or
Neal B. Rosen
Ruder-Finn West
(415) 692-3058

VOLCANO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	December 31,	December 31,
	2007	2006

Assets
Current assets:
Cash and cash equivalents	$122,913	$77,738
Short-term available-for-sale investments	66,205	17,787
Accounts receivable, net	27,976	21,575
Inventories	21,243	13,423
Prepaid expenses and other current assets	3,997	2,208

Total current assets	242,334	132,731
Restricted cash	365	352
Property and equipment, net	13,692	9,333
Intangible assets, net	9,385	11,946
Other non-current assets	798	363

	$266,574	$154,725

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,077	$8,209
Accrued compensation	9,083	5,993
Accrued expenses and other current liabilities	6,600	5,292
Deferred revenues	5,360	2,675
Current maturities of long-term debt	120	1,654

Total current liabilities	32,240	23,823
Long-term debt	78	66
Deferred license fee	1,125	1,375
Other	194	279

Total liabilities	33,637	25,543
Stockholders’ equity	232,937	129,182

	$266,574	$154,725

VOLCANO CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues	$40,009	$29,531	$130,614	$103,048
Cost of revenues	16,093	11,467	51,559	41,715

Gross profit	23,916	18,064	79,055	61,333
Operating expenses:
Selling, general and administrative	18,360	12,587	62,631	47,614
Research and development	5,074	4,088	20,315	16,923
In-process research and development	26,188	—	26,188	—
Amortization of intangibles	754	785	3,067	3,117

Total operating expenses	50,376	17,460	112,201	67,654

Operating income (loss)	(26,460)	604	(33,146)	(6,321)
Interest expense	(6)	(103)	(199)	(4,013)
Interest and other income, net	2,621	957	7,293	2,029

Income (loss) before provision for income taxes	(23,845)	1,458	(26,052)	(8,305)
Provision (benefit) for income taxes	(102)	25	524	298

Net income (loss)	$(23,743)	$1,433	$(26,576)	$(8,603)

Net income (loss) per share — basic	$(0.53)	$0.04	$(0.66)	$(0.41)

Net income (loss) per share — diluted	$(0.53)	$0.04	$(0.66)	$(0.41)

Weighted-average shares outstanding — basic	44,939	34,079	40,024	21,113

Weighted-average shares outstanding — diluted	44,939	38,155	40,024	21,113

VOLCANO CORPORATION
RECONCILIATION OF GAAP AND NON-GAAP OPERATING RESULTS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2007
		Stock-based	In-process
		compensation	research and	Non-GAAP
	GAAP results	expense	development	results
Revenues	$40,009	$—	$—	$40,009
Cost of revenues	16,093	(187)	—	15,906

Gross profit	23,916	187	—	24,103
Operating expenses:
Selling, general and administrative	18,360	(1,433)	—	16,927
Research and development	5,074	(368)	—	4,706
In-process research and development	26,188	—	(26,188)	—
Amortization of intangibles	754	—	—	754

Total operating expenses	50,376	(1,801)	(26,188)	22,387

Operating income (loss)	(26,460)	1,988	26,188	1,716
Interest expense	(6)	—	—	(6)
Interest and other income, net	2,621	—	—	2,621

Income (loss) before provision for income taxes	(23,845)	1,988	26,188	4,331
Benefit for income taxes	(102)	—	—	(102)

Net income (loss)	$(23,743)	$1,988	$26,188	$4,433

Net income (loss) per share — basic	$(0.53)	$0.04	$0.58	$0.10

Net income (loss) per share — diluted	$(0.53)	$0.04	$0.55	$0.09

Weighted-average shares outstanding — basic	44,939			44,939

Weighted-average shares outstanding — diluted	44,939			47,802

	Three Months Ended December 31, 2006
		Stock-based	In-process
		compensation	research and	Non-GAAP
	GAAP results	expense	development	results
Revenues	$29,531	$—	$—	$29,531
Cost of revenues	11,467	(109)	—	11,358

Gross profit	18,064	109	—	18,173
Operating expenses:
Selling, general and administrative	12,587	(558)	—	12,029
Research and development	4,088	(234)	—	3,854
Amortization of intangibles	785	—	—	785

Total operating expenses	17,460	(792)	—	16,668

Operating income (loss)	604	901	—	1,505
Interest expense	(103)	—	—	(103)
Interest and other income, net	957	—	—	957

Income before provision for income taxes	1,458	901	—	2,359
Provision for income taxes	25	—	—	25

Net income	$1,433	$901	$—	$2,334

Net income per share — basic	$0.04	$0.03	$—	$0.07

Net income per share — diluted	$0.04	$0.02	$—	$0.06

Weighted-average shares outstanding — basic	34,079			34,079

Weighted-average shares outstanding — diluted	38,155			38,155

VOLCANO CORPORATION
RECONCILIATION OF GAAP AND NON-GAAP OPERATING RESULTS
(in thousands, except per share data)
(Unaudited)

	Twelve Months Ended December 31, 2007
		Stock-based	Write-off of	In-process
		compensation	deferred debt	research and	Non-GAAP
	GAAP results	expense	issuance costs	development	results
Revenues	$130,614	$—	$—	$—	$130,614
Cost of revenues	51,559	(621)	—	—	50,938

Gross profit	79,055	621	—	—	79,676
Operating expenses:
Selling, general and administrative	62,631	(4,919)	—	—	57,712
Research and development	20,315	(1,151)	—	—	19,164
In-process research and development	26,188	—	—	(26,188)	—
Amortization of intangibles	3,067	—	—	—	3,067

Total operating expenses	112,201	(6,070)	—	(26,188)	79,943

Operating income (loss)	(33,146)	6,691	—	26,188	(267)
Interest expense	(199)	—	—	—	(199)
Interest and other income, net	7,293	—	—	—	7,293

Income (loss) before provision for income taxes	(26,052)	6,691	—	26,188	6,827
Provision for income taxes	524	—	—	—	524

Net income (loss)	$(26,576)	$6,691	$—	$26,188	$6,303

Net income (loss) per share — basic	$(0.66)	$0.17	$—	$0.65	$0.16

Net income (loss) per share — diluted	$(0.66)	$0.15	$—	$0.61	$0.15

Weighted-average shares outstanding — basic	40,024				40,024

Weighted-average shares outstanding — diluted	40,024				43,270

	Twelve Months Ended December 31, 2006
		Stock-based	Write-off of	In-process
		compensation	deferred debt	research and	Non-GAAP
	GAAP results	expense	issuance costs	development	results
Revenues	$103,048	$—	$—	$—	$103,048
Cost of revenues	41,715	(348)	—	—	41,367

Gross profit	61,333	348	—	—	61,681
Operating expenses:
Selling, general and administrative	47,614	(2,238)	—	—	45,376
Research and development	16,923	(609)	—	—	16,314
Amortization of intangibles	3,117	—	—	—	3,117

Total operating expenses	67,654	(2,847)	—	—	64,807

Operating income (loss)	(6,321)	3,195	—	—	(3,126)
Interest expense	(4,013)	—	1,246	—	(2,767)
Interest and other income, net	2,029	—	—	—	2,029

Loss before provision for income taxes	(8,305)	3,195	1,246	—	(3,864)
Provision for income taxes	298	—	—	—	298

Net loss	$(8,603)	$3,195	$1,246	$—	$(4,162)

Net loss per share — basic and diluted	$(0.41)	$0.15	$0.06	$—	$(0.20)

Net income (loss) per share — diluted	$(0.41)	$0.15	$0.06	$—	$(0.20)

Weighted-average shares outstanding — basic and diluted	21,113				21,113

Weighted-average shares outstanding — diluted	21,113				21,113

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items should be excluded when comparing our current operating results with those of prior periods as the write-off of deferred debt issuance costs, which resulted from the repayment of certain debt in connection with our initial public offering, will not impact future operating results, stock-based compensation is a non-cash expense, and in-process research and development relates to the costs associated with the December 2007 acquisition of CardioSpectra, Inc. In addition, our management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning. Investors should note that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(Unaudited)

				YTD Q4	YTD Q4
	Q4 ‘07	Q4 ‘06	Growth %	‘07	‘06	Growth
IVUS Systems:
United States	$5.8	$3.5	67%	$16.8	$10.7	58%
Japan	1.3	2.2	-42%	3.1	5.5	-44%
Europe	1.5	1.5	-5%	5.1	4.1	24%
Rest of World	0.2	0.2	-1%	1.9	1.8	2%

Total IVUS Systems	$8.8	$7.4	18%	$26.9	$22.1	21%

IVUS Disposables:
United States	$11.4	$8.9	28%	$40.2	$32.8	22%
Japan	10.1	5.8	75%	30.3	22.4	35%
Europe	3.8	2.5	50%	12.8	9.3	38%
Rest of World	0.6	0.5	20%	2.2	1.8	28%

Total IVUS Disposables	$25.9	$17.7	46%	$85.5	$66.3	29%

FM:
United States	$1.8	$1.5	22%	$6.3	$5.6	13%
Japan	0.3	0.9	-64%	1.4	1.9	-25%
Europe	1.7	1.2	40%	5.8	4.0	45%
Rest of World	0.3	0.2	57%	0.8	0.5	52%

Total FM	$4.1	$3.8	8%	$14.3	$12.0	19%

Other	1.2	0.6	113%	3.9	2.6	49%

Total	$40.0	$29.5	35%	$130.6	$103.0	27%